Exhibit 10.4

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”) is made as of the 12th day of May, 2008 by and among Global Services Partners Acquisition Corp., a Delaware corporation (together with its successors and assigns, “GSPAC”), SouthPeak Interactive L.L.C., a Virginia limited liability company (“SouthPeak”), and the Investors set forth on the signature pages affixed hereto on and after the date hereof (each an “Investor” and collectively the “Investors”).

Recitals

A.  GSPAC, SouthPeak and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended; and

B.  The Investors wish to purchase from GSPAC, and GSPAC wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement up to 15,000,000 shares (the “Shares”) of GSPAC’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), at a purchase price of $1.00 per share; and

C.  Contemporaneous with the sale of the Shares, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which GSPAC will agree to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Acquisition” means the transaction contemplated under the Acquisition Agreement.

“Acquisition Agreement” means the definitive agreement contemplated under that certain Agreement entered into on or about the date of this Agreement, by and among GSPAC, SouthPeak  and the Members of SouthPeak under which GSPAC shall have acquired all of the membership interests in SouthPeak.

“Affiliate” means, with respect to any Person, any other Person which, directly or indirectly through one or more intermediaries, Controls, is controlled by, or is under common control with, such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Common Stock” means the common stock of GSPAC, par value $.0001 per share.

“Confidential Information” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Disclosure Schedule” means the document attached hereto as Schedule 1 which (i) contains matters required to be disclosed pursuant to Sections 4 and 5 hereof that correspond to the numbered sections contained in such sections and (ii) lists exceptions to the representations and warranties that correspond to the numbered sections contained in Sections 4 and 5.

“Effective Date” means the date on which the initial Registration Statement is declared effective by the SEC.

“Effectiveness Deadline” means the date on which the initial Registration Statement is required to be declared effective by the SEC under the terms of the Registration Rights Agreement.

“Financial Statements” means as to SouthPeak (i) the audited balance sheets and statements of income as of the end of and for the fiscal years ended June 30, 2006 and 2007 and (ii) the unaudited balance sheet and the unaudited statements of income and cash flows for the six months ended December 31, 2007 and as to GSPAC means (i) the audited balance sheets and statements of income as of the end of and for the fiscal years ended July 31, 2006 and 2007 and (ii) the unaudited balance sheet and the unaudited statements of income and cash flows for the six months ended January 31, 2008.

“GSPAC’s Knowledge” means that which is known, or should be known, by those Persons serving as of the date hereof as the executive officers (as defined in Rule 405 under the 1933 Act) of GSPAC, after due inquiry.

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; (v) proprietary computer software (including but not limited to data, data bases and documentation); and (vi) licenses for the foregoing including, but not limited to, licenses for software developed by third parties for the use or benefit of SouthPeak.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of an entity or its Subsidiaries taken as a whole, (ii) the ability of an entity to perform any of its obligations under the Transaction Documents or (iii) the legality, validity or enforceability of the transactions contemplated hereby.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Purchase Price” means $1.00.

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“SEC Filings” has the meaning set forth in Section 4.6.

“SouthPeak’s Knowledge” means that which is known, or should be known, by those Persons serving as of the date hereof as the executive officers (as defined in Rule 405 under the 1933 Act) of SouthPeak, after due inquiry.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Transaction Documents” means this Agreement, the Acquisition Agreement and the Registration Rights Agreement.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2.  Purchase and Sale of the Shares. Subject to the terms and conditions of this Agreement, each of the Investors shall severally, and not jointly, purchase, and GSPAC shall sell and issue to the Investors, the Shares in the respective amounts set forth opposite each Investor’s name on the signature pages attached hereto from time to time in exchange for the Purchase Price as specified in Section 3 below.

3.  Closing. Upon confirmation that the other conditions to closing specified herein have been satisfied or duly waived by an Investor, GSPAC shall deliver to Olshan Grundman Frome Rosenzweig & Wolosky LLP, in trust, a certificate or certificates, registered in such name or names as each Investor may designate, representing the Shares, with instructions that such certificates are to be held for release to the Investor only upon payment in full of the Purchase Price to GSPAC by the Investor. Upon such receipt by Olshan Grundman Frome Rosenzweig & Wolosky LLP, of the certificates, each Investor shall promptly, but no more than one Business Day thereafter, cause a wire transfer in same day funds to be sent to the account of GSPAC as instructed in writing by GSPAC, in an amount representing such Investor’s pro rata portion of the Purchase Price as set forth on the signature pages to this Agreement. On each date (a “Closing Date”) GSPAC receives the Purchase Price, the certificates evidencing the Shares shall be released to the Investors (each a “Closing”). Each Closing of the purchase and sale of the Shares shall take place at the offices of Greenberg Traurig, LLP, 1750 Tysons Boulevard, suite 1200, Mclean, Virginia 22101, or at such other location and on such other date as GSPAC and each Investor shall mutually agree.

4.  Representations and Warranties of GSPAC. Except as set forth in the Disclosure Schedule, GSPAC hereby represents and warrants to the Investors as of the initial Closing Date hereunder as follows:

4. 1  Organization, Good Standing and Qualification. Each of GSPAC and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of GSPAC and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect. GSPAC’s Subsidiaries as of the date of this Agreement are listed on Schedule 4.1 of the Disclosure Schedule.

4.2  Authorization. GSPAC has full power and authority and has taken all requisite action, whether on the part of GSPAC, its officers, directors or stockholders, necessary for (i) the authorization, execution and delivery of the Transaction Documents to which it is a party, (ii) the authorization of the performance of all of its obligations hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Shares. The Transaction Documents constitute the legal, valid and binding obligations of GSPAC, enforceable against GSPAC in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

4.3  Capitalization. Schedule 4.3 of the Disclosure Schedule sets forth (a) the authorized capital stock of GSPAC on the date hereof and (b) the number of shares of capital stock issued and outstanding, exclusive of the Shares and (c) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Shares) exercisable for, or convertible into or exchangeable for any shares of capital stock of GSPAC. All of the issued and outstanding shares of GSPAC’s capital stock have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, were issued in full compliance with applicable state and federal securities law and any rights of third parties and are owned by GSPAC, beneficially and of record, subject to no lien, encumbrance or other adverse claim. No Person is entitled to preemptive or similar statutory or contractual rights with respect to any of GSPAC’s securities. Except as described on Schedule 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which GSPAC or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement or the Acquisition Agreement, neither GSPAC nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among GSPAC and any of its securityholders relating to GSPAC securities held by them. Except as described on Schedule 4.3 and except as provided in the Registration Rights Agreement, no Person has the right to require GSPAC to register any of its securities under the 1933 Act, whether on a demand basis or in connection with the registration of GSPAC’s securities for its own account or for the account of any other Person.

The issuance and sale of the Shares hereunder will not obligate GSPAC to issue shares of Preferred Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

GSPAC does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in GSPAC upon the occurrence of certain events.

4.4  Valid Issuance. The Shares, upon the filing of the Certificate of Designations substantially in the form of Exhibit C attached hereto, will be duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and non-assessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.

4.5  Consents. GSPAC’s execution, delivery and performance of the Transaction Documents and the offer, issuance and sale of the Shares require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which GSPAC undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 6 hereof, GSPAC has taken all action necessary to exempt (i) the issuance and sale of the Shares, and (ii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on GSPAC or to which GSPAC or any of its assets and properties may be subject and any provision of GSPAC’s Certificate of Incorporation or Bylaws that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Shares and the ownership, disposition or voting of the Shares by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

4.6  Delivery of SEC Filings; Business. GSPAC has made available to the Investors through the EDGAR system, true and complete copies of its most recent Annual Report on Form 10-K for the fiscal year ended July 31, 2007 (the “10-K”), all other reports filed by GSPAC pursuant to the 1934 Act since the filing of the 10-K and prior to the date hereof (including all Quarterly Reports on Form 10-Q), and the Definitive Proxy Statement (No. 000-51869), filed with the Securities and Exchange Commission on April 11, 2008 (“Proxy Statement”), (collectively, the “SEC Filings”). The SEC Filings are the only filings required of GSPAC pursuant to the 1934 Act for such period. GSPAC and its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of GSPAC’s business and that of its Subsidiaries, taken as a whole.

4.7  Use of Proceeds. The net proceeds of the sale of the Shares hereunder shall be used by GSPAC for working capital and general corporate purposes.

4.8   SEC Filings.

(a) At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b) Each registration statement and any amendment thereto filed by GSPAC since September 15, 2005 pursuant to the 1933 Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.9  No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by GSPAC and the issuance and sale of the Shares will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under or otherwise accelerate any rights pursuant to (i) GSPAC’s Certificate of Incorporation or Bylaws, both as in effect on the Closing Date (true and complete copies of which have been made available to the Investors), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over GSPAC, any Subsidiary or any of their respective assets or properties, or (b) any agreement or instrument to which GSPAC or any Subsidiary is a party or by which GSPAC or a Subsidiary is bound or to which any of their respective assets or properties is subject, except, in the case of clause (ii) only, for such conflicts, breaches or violations as have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.10  Litigation. There are no pending actions, suits or proceedings against or affecting GSPAC, its Subsidiaries or any of its or their properties; and to GSPAC’s Knowledge, no such actions, suits or proceedings are threatened or contemplated. Neither GSPAC nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to GSPAC’s Knowledge, there is not pending or contemplated, any investigation by the SEC involving GSPAC or any current or former director or officer of GSPAC. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by GSPAC or any Subsidiary under the 1933 Act or the 1934 Act.

4.11  Financial Statements. The financial statements included in each SEC Filing present fairly, in all material respects, GSPAC’s consolidated financial position as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act). Except as set forth in GSPAC’s financial statements included in the SEC Filings filed prior to the date hereof or as described on Schedule 4.11 of the Disclosure Schedule, neither GSPAC nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

4.12  Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon GSPAC, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of GSPAC.

4.13  No Directed Selling Efforts or General Solicitation. Neither GSPAC nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Shares.

4.14  Private Placement. Assuming the accuracy of the representations and warranties made by the Investors set forth in Section 6 hereof, the offer and sale of the Shares to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act.

4.15  Transactions with Affiliates. Except as disclosed in the SEC Filings, none of GSPAC’s officers or directors is presently a party to any transaction with GSPAC or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to GSPAC’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.16 Internal Controls. GSPAC is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to GSPAC. GSPAC and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. GSPAC has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for GSPAC and designed such disclosure controls and procedures to ensure that material information relating to GSPAC, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which GSPAC's most recently filed periodic report under the 1934 Act, as the case may be, is being prepared. GSPAC’s certifying officers have evaluated the effectiveness of GSPAC’s controls and procedures as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the "Evaluation Date"). GSPAC presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in GSPAC’s internal controls (as such term is defined in Item 308 of Regulation S-K) or, to GSPAC’s Knowledge, in other factors that could significantly affect GSPAC’s internal controls. GSPAC maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.

4.17  Disclosures. Except as described on Schedule 4.17 of the Disclosure Schedule, neither GSPAC nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or might constitute material, non-public information, other than the terms of the transactions contemplated hereby. The written materials delivered to the Investors in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

4.18  Tax Matters. GSPAC has timely prepared and filed all tax returns required to have been filed by it with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of GSPAC in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against GSPAC nor, to GSPAC Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to GSPAC, taken as a whole. All taxes and other assessments and levies that GSPAC is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to GSPAC Knowledge, threatened against GSPAC or any of its respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between GSPAC and any other entity.

4.19  Labor Matters. Since its incorporation, GSPAC has not employed any individual.

5.  Representations and Warranties of SouthPeak. Except as set forth in the Disclosure Schedule, SouthPeak hereby represents and warrants to the Investors as of the initial Closing Date hereunder as follows:

5.1 Organization, Good Standing and Qualification. SouthPeak is a limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as now conducted and to own its properties. SouthPeak is duly qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect. SouthPeak does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any Subsidiary.

5.2 Capitalization. The members of SouthPeak set forth in the Acquisition Agreement represent all of the members of SouthPeak. Except as set forth in the Proxy Statement, there are no outstanding warrants, options, convertible securities or other rights to acquire any interest or other securities in SouthPeak.

5.3  Authorization. SouthPeak has full power and authority and has taken all requisite action, whether on the part of SouthPeak, its officers, members or managers, necessary for (i) the authorization, execution and delivery of each of the Transaction Documents to which it is a party and (ii) the authorization of the performance of all of its obligations hereunder or thereunder. To the extent it is a party thereto, the Transaction Documents constitute the legal, valid and binding obligations of SouthPeak, enforceable against SouthPeak in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.4 No Material Adverse Change. Since June 30, 2007, except as identified and described in the Proxy Statement, there has not been:

(i) any change in the consolidated assets, liabilities, financial condition or operating results of SouthPeak from that reflected in SouthPeak’s financial statements, a copy of which has been provided to Investors, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, including loans incurred in the approximate amount of $440,000, the proceeds of which were distributed to SouthPeak’s members for the payment of income taxes;

(ii) any material damage, destruction or loss, whether or not covered by insurance to any of SouthPeak’s assets or properties;

(iii) any declaration or payment of any dividend other than distributions to members for payment of income taxes, or any authorization or payment of any distribution on any of the membership interests of SouthPeak, or any redemption or repurchase of any securities of SouthPeak;

(iv) any waiver, not in the ordinary course of business, by SouthPeak of a material right or of a material debt owed to it;

(v) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by SouthPeak, except in the ordinary course of business or which is not material to the assets, properties, financial condition, operating results or business of SouthPeak taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

(vi) any change or amendment to SouthPeak’ Operating Agreement, or material change to any material contract or arrangement by which SouthPeak is bound or to which any of its respective assets or properties is subject;

(vii) any material labor difficulties or labor union organizing activities with respect to SouthPeak’s employees;

(viii) any material transaction entered into by SouthPeak other than in the ordinary course of business;

(ix) the loss of the services of any key employee, or material change in the composition or duties of the senior management of SouthPeak;

(x) the loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

(xi) any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

5.5 No Conflict, Breach, Violation or Default. The execution, delivery and performance of each of the Transaction Documents to which SouthPeak is a party will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under or otherwise accelerate any rights pursuant to (i) SouthPeak’s Operating Agreement as in effect on the date hereof (true and complete copies of which have been made available to the Investors), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over SouthPeak or any of its assets or properties, or (b) any agreement or instrument to which SouthPeak is a party or by which SouthPeak is bound or to which any of its assets or properties is subject, except, in the case of clause (ii) only, for such conflicts, breaches or violations as have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

5.6  Tax Matters. SouthPeak has timely prepared and filed all tax returns required to have been filed by it with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of SouthPeak in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against SouthPeak nor, to SouthPeak’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to South Peak, taken as a whole. All taxes and other assessments and levies that SouthPeak is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to SouthPeak’s Knowledge, threatened against SouthPeak or any of its respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between SouthPeak and any other entity.

5.7  Title to Properties.  Except as described in Schedule 5.7, SouthPeak has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by it; and except as disclosed in Schedule 5.7, SouthPeak holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by it.

5.8  Certificates, Authorities and Permits. SouthPeak possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and SouthPeak has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to SouthPeak, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

5.9  Labor Matters.

(a) SouthPeak is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations. SouthPeak has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

(b) (i) There are no labor disputes existing, or to SouthPeak’s Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by SouthPeak’s employees, (ii) there are no unfair labor practices or petitions for election pending or, to SouthPeak’s Knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to SouthPeak’s employees, (iii) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to SouthPeak and (iv) to SouthPeak’s Knowledge, it enjoys good labor and employee relations with its employees and labor organizations.

(c) SouthPeak is, and at all times has been, in compliance in all material respects with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization. There are no claims pending against SouthPeak before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. §§ 1981 or 1983 or any other federal, state or local Law, statute or ordinance barring discrimination in employment.

(d) Except as disclosed in the Proxy Statement, SouthPeak is not a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any “excess parachute payment,” as defined in Section 280G(b) of the Internal Revenue Code.

(e) Except as specified in Schedule 5.8, each of SouthPeak’s employees is a Person who is either a United States citizen or a permanent resident entitled to work in the United States. To SouthPeak’s Knowledge, SouthPeak has no liability for the improper classification by SouthPeak of such employees as independent contractors or leased employees prior to the Closing.

5.10  Intellectual Property.

(a) All Intellectual Property of SouthPeak is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable. No SouthPeak Intellectual Property which is necessary for the conduct of SouthPeak’s business as currently conducted has been or is now involved in any cancellation, dispute or litigation, and, to SouthPeak’s Knowledge, no such action is threatened. No patent of SouthPeak’s has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

(b) All of the material licenses and material sublicenses and material consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of SouthPeak’s business as currently conducted, to which SouthPeak is a party or by which any of its assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of SouthPeak and, to SouthPeak’s Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by SouthPeak under any such License Agreement.

(c) SouthPeak owns or has the valid right to use all of the Intellectual Property that is necessary for the conduct of its business as currently conducted and for the ownership, maintenance and operation of its properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of its business. SouthPeak has a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the business of SouthPeak.

(d) The conduct of SouthPeak’s business as currently conducted does not infringe or otherwise impair or conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to SouthPeak’s Knowledge, the Intellectual Property and Confidential Information of SouthPeak which are necessary for the conduct of SouthPeak’s business as currently conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to SouthPeak’s Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of SouthPeak and SouthPeak’s use of any Intellectual Property or Confidential Information owned by a third party, and, to SouthPeak’s Knowledge, there is no valid basis for the same.

(e) The consummation of the transactions contemplated hereby and by the other Transaction Documents will not result in the alteration, loss, impairment of or restriction on SouthPeak’s ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of its business as currently conducted.

(f) SouthPeak has taken reasonable steps to protect its rights in its Intellectual Property and Confidential Information. Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of SouthPeak’s business as currently conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with SouthPeak’s standard forms thereof. Except under confidentiality obligations, there has been no material disclosure of any of SouthPeak’s Confidential Information to any third party.

5.11  Environmental Matters. SouthPeak is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), does not own or operate any real property contaminated with any substance that is subject to any Environmental Laws, is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, is not subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to SouthPeak’s Knowledge, threatened investigation that might lead to such a claim.

5.12 Litigation. There are no pending actions, suits or proceedings against or affecting SouthPeak or any of its properties; and to SouthPeak’s Knowledge, no such actions, suits or proceedings are threatened or contemplated. Except for Terry Phillips, neither SouthPeak, nor any member, manager or officer thereof has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to SouthPeak’s Knowledge, there is not pending or contemplated, any investigation by the SEC involving SouthPeak or any current or former member, manager or officer of SouthPeak.

5.13 Financial Statements. SouthPeak has as made available to the Investors true and complete copies of its most recent Financial Statements. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, fairly present the financial condition, results of operations and cash flows of SouthPeak as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of SouthPeak and are true, accurate and correct in all material respects; provided, however, that the Financial Statements referred to in clause (ii) of the definition of such term are subject to normal recurring year-end adjustments and do not include footnotes.

5.14 Insurance Coverage. SouthPeak maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by SouthPeak, and SouthPeak reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

5.15  Brokers and Finders. Except for HCFP/Brenner Securities LLC, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon SouthPeak for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of SouthPeak.

5.16  No Directed Selling Efforts or General Solicitation. Neither SouthPeak nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Shares.

5.17 Transactions with Affiliates. Except as disclosed in the Proxy Statement, none of the officers, members or managers of SouthPeak and, to SouthPeak’s Knowledge, none of its employees is presently a party to any transaction with SouthPeak (other than as holders of membership interests, and for services as employees, officers and managers), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, member, manager or such employee or, to SouthPeak’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

5.18  Disclosures. Except as described on Schedule 5.18 of the Disclosure Schedule, neither SouthPeak nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or might constitute material, non-public information, other than the terms of the transactions contemplated hereby. The written materials delivered to the Investors in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

6. Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to each of GSPAC and SouthPeak that:

6.1  Organization and Existence. Such Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Shares pursuant to this Agreement.

6.2  Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and each will constitute the legal, valid and binding obligations of such Investor, enforceable against such Investor in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

6.3  Purchase Entirely for Own Account. The Shares to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Shares for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

6.4  Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

6.5  Disclosure of Information. Such Investor has had an opportunity to receive all information related to each of GSPAC and SouthPeak requested by it and to ask questions of and receive answers from GSPAC and SouthPeak regarding their respective businesses and the terms and conditions of the offering of the Shares. Such Investor acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor’s right to rely on the representations and warranties of GSPAC and SouthPeak contained in this Agreement. The parties agree that each Investor may determine that it wants to limit the type of information that it receives and, consequently, each Investor shall have the ability to perform its due diligence investigation in the manner it determines is appropriate and may request not to receive any material non-public information relating to GSPAC.

6.6  Restricted Securities. Such Investor understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from GSPAC in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

6.7  Legends. It is understood that, except as provided below, certificates evidencing the Shares may bear the following or any similar legend:

(a) “The securities represented hereby have not been registered under the Securities Act of 1933 or any applicable state securities laws and may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144(k), or (iii) GSPAC has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws.”

(b) If required by the authorities of any state in connection with the issuance of sale of the Shares, the legend required by such state authority.

(c) GSPAC acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in, some or all of the legended Shares in connection with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan. Such a pledge would not be subject to approval or consent of GSPAC and no legal opinion of legal counsel to the pledge, secured party or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by the transferee of the pledge. No notice shall be required of such pledge, but Investor’s transferee shall promptly notify GSPAC of any such subsequent transfer or foreclosure. Each Investor acknowledges that GSPAC shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Shares or for any agreement, understanding or arrangement between any Investor and its pledgee or secured party. At the appropriate Investor’s expense, GSPAC will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder. Each Investor acknowledges and agrees that, except as otherwise provided in Section 8.2, any Shares subject to a pledge or security interest as contemplated by this Section 6.7 shall continue to bear the legend set forth in this Section 6.7 and be subject to the restrictions on transfer set forth in this Agreement.

6.8  Accredited Investor. Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

6.9  No General Solicitation. Such Investor did not learn of the investment in the Shares as a result of any general solicitation or general advertising.

6.10  Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon SouthPeak, GSPAC, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

6.11  Prohibited Transactions. During the last thirty (30) days prior to the date hereof, neither such Investor nor any Affiliate of such Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Shares, or (z) is subject to such Investor’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to GSPAC’s Common Stock, granted any other right (including, without limitation, any put or call option) with respect to such Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the shares of Common Stock underlying the Preferred Stock (each, a “Prohibited Transaction”). Prior to the earliest to occur of (i) the termination of this Agreement, (ii) the Effective Date or (iii) the Effectiveness Deadline, such Investor shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction. Such Investor acknowledges that the representations, warranties and covenants contained in this Section 6.11 are being made for the benefit of the Investors as well as GSPAC and that each of the other Investors shall have an independent right to assert any claims against such Investor arising out of any breach or violation of the provisions of this Section 6.11.

6.12  Regulation M. Such Investor is aware that the anti-manipulation rules of Regulation M under the 1934 Act may apply to sales of Preferred Stock and other activities with respect to the Preferred Stock by the Investors.

6.13  Residency. Such Investor’s principal executive offices are in the jurisdiction set forth in the address for notice for such Investor on the applicable signature page attached hereto.

7.  Conditions to Closing.

7.1  Conditions to the Investors’ Obligations. The obligation of each Investor to purchase the Shares at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

(a) The representations and warranties made by GSPAC in Section 4 hereof and by SouthPeak in Section 5 hereof not qualified as to materiality shall be true and correct in all material respects when made and shall be true and correct in all material respects at and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date. GSPAC and SouthPeak, as applicable, shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b) GSPAC and SouthPeak, as applicable, shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Shares and the consummation of the other transactions contemplated by the Transaction Documents, including those consents, permits, approvals, registrations and waivers as set forth in Sections 7.2(d) and (e) below, all of which shall be in full force and effect.

(c) GSPAC shall have executed and delivered the Registration Rights Agreement.

(d) Closing shall have occurred under the Acquisition Agreement and the Amended and Restated Certificate of Incorporation attached hereto as Exhibit B and the Certificate of Designations attached hereto as Exhibit C shall have been filed with the Delaware Secretary of State.

(e) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(f) GSPAC shall have delivered a Certificate, executed on behalf of GSPAC by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a),(b),(d),(e) and (i) of this Section 7.1. SouthPeak shall have delivered a Certificate, executed on behalf of SouthPeak by its managing member, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (b),(d) and (e) of this Section 7.1.

(g) GSPAC shall have delivered a Certificate, executed on behalf of GSPAC by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of GSPAC approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Shares, certifying the current versions of its Certificate of Incorporation and Bylaws and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of GSPAC.

(h) SouthPeak shall have delivered a Certificate, executed on behalf of SouthPeak, dated as of the Closing Date, certifying the resolutions adopted by the Managers of GSPAC approving the transactions contemplated by this Agreement and the other Transaction Documents, certifying the current version of its Operating Agreement and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of SouthPeak.

(i) The Investors shall have received an opinion from Greenberg Traurig, LLP, GSPAC’s counsel, dated as of the Closing Date, in form and substance reasonably acceptable to the Investors and attached hereto as Exhibit D, addressing such legal matters as the Investors may reasonably request.

(j) No stop order or suspension of trading shall have been imposed by any Self-Regulatory Organization, the SEC or any other governmental or regulatory body with respect to public trading in the Preferred Stock.

(k) The members of SouthPeak shall have executed a lock-up agreement in form and substance satisfactory to the Investors at the initial Closing under this Agreement.

7.2  Conditions to Obligations of GSPAC. GSPAC’s obligation to sell and issue the Shares at the Closing is subject to the fulfillment to the satisfaction of GSPAC on or prior to the Closing Date of the following conditions, any of which may be waived by GSPAC:

(a) The representations and warranties made by the Investors in Section 6 hereof, other than the representations and warranties contained in Sections 6.3, 6.4, 6.5, 6.6, 6.7, 6.8 and 6.9 (the “Investment Representations”), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

(b) The Investors shall have executed and delivered the Registration Rights Agreement.

(c) The Acquisition shall have been consummated on or before May 31, 2008.

(d) GSPAC’s wholly-owned subsidiary, SouthPeak Interactive Corporation (“SP Holdings”), and SP Holdings’ wholly-owned subsidiary, GSPAC Merger GSPAC, shall have been merged with and into GSPAC (the “Merger”) and GSPAC shall have received all applicable approvals of such Merger required under Delaware corporate law and federal securities laws.

(e) The Amended and Restated Certificate of Incorporation and Certificate of Designations attached hereto as Exhibits B and C shall have been filed with the Delaware Secretary of State.

7.3  Conditions to Obligations of SouthPeak. SouthPeak’s obligation to consummate the transactions contemplated by this Agreement and the Transaction Documents, to the extent it is a party thereto, is subject to the fulfillment to the satisfaction of SouthPeak on or prior to the Closing Date of the following conditions, any of which may be waived by SouthPeak:

(a) The representations and warranties made by the Investors in Section 6 hereof, other than the Investment Representations, shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

(b) The Amended and Restated Certificate of Incorporation and Certificate of Designations attached hereto as Exhibits B and C shall have been filed with the Delaware Secretary of State.

7.4 Termination of Obligations to Effect Closing; Effects.

(a) The obligations of each of GSPAC and SouthPeak, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

(i) Upon the mutual written consent of either GSPAC or SouthPeak and the Investors;

(ii) By GSPAC or SouthPeak if any of the conditions set forth in Section 7.2 or 7.3, respectively, shall have become incapable of fulfillment, and shall not have been waived by GSPAC or SouthPeak, as applicable.

(iii) By an Investor (with respect to itself only) if any of the conditions set forth in Section 7.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or

(iv) By any party to the Agreement if the initial Closing has not occurred on or prior to May 31, 2008;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b) In the event of termination by any party of its obligations to effect the Closing pursuant to this Section 7.4, written notice thereof shall forthwith be given to the other parties by such terminating party and the other parties shall have the right to terminate their obligations to effect the Closing upon written notice to the remaining parties. Nothing in this Section 7.4 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

8.  Covenants and Agreements of GSPAC.

8.1  No Conflicting Agreements. GSPAC will not take any action, enter into any agreement or make any commitment that would conflict in any material respect with GSPAC obligations to the Investors under the Transaction Documents. The provisions of this Section 8.1 shall terminate and be of no further force and effect on the date on which GSPAC’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

8.2  Removal of Legends. Upon the earlier of (i) registration for resale pursuant to the Registration Rights Agreement or (ii) Rule 144(k) becoming available, GSPAC shall promptly (A) deliver to the transfer agent for the Common Stock underlying the Preferred Stock (the “Transfer Agent”) irrevocable instructions that the Transfer Agent shall reissue a certificate representing shares of Common Stock without legends upon receipt by such Transfer Agent of the legended certificates for such shares, together with either (1) a customary representation by the Investor that Rule 144(k) applies to the shares of Common Stock represented thereby or (2) a statement by the Investor that such Investor has sold the shares of Common Stock represented thereby in accordance with the Plan of Distribution contained in the Registration Statement, and (B) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the 1933 Act. From and after the earlier of such dates, upon an Investor’s written request, GSPAC shall promptly cause certificates evidencing the Investor’s shares of common Stock to be replaced with certificates which do not bear such restrictive legends. When GSPAC is required to cause an unlegended certificate to replace a previously issued legended certificate, if: (1) the unlegended certificate is not delivered to an Investor within three (3) Business Days of submission by that Investor of a legended certificate and supporting documentation to the Transfer Agent as provided above (with a copy to GSPAC) and (2) prior to the time such unlegended certificate is received by the Investor, the Investor, or any third party on behalf of such Investor or for the Investor’s account, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of shares represented by such certificate (a “Buy-In”), then GSPAC shall pay in cash to the Investor (for costs incurred either directly by such Purchaser or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by such Investor as a result of the sale to which such Buy-In relates. The Investor shall provide GSPAC written notice indicating the amounts payable to the Investor in respect of the Buy-In.

8.3  Equal Treatment of Investors. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Investor by the other parties hereto and negotiated separately by each Investor, and is intended for the other parties hereto to treat the Investors as a class and shall not in any way be construed as the Investors acting in concert or as a group with respect to the purchase, disposition or voting of Shares or otherwise.

8.4 Rights of Participation.

(a) Rights of Participation. GSPAC hereby grants to each Investor, so long as such Investor shall own at least one-half of the Shares purchased hereunder, including shares of Common Stock issued upon conversion of the Shares, the right to purchase up to a pro rata portion of New Securities (as defined in paragraph (b) below) which GSPAC, from time to time, proposes to sell or issue following the date hereof. A Stockholder’s pro rata portion, for purposes of this Section 8.4, is the product of (i) a fraction, the numerator of which is the number of outstanding shares of Common Stock which such Stockholder then holds (inclusive of shares of Common Stock then issuable upon conversion of convertible shares, including the Shares) and the denominator of which is the total number of outstanding shares of Common Stock, in the aggregate, (inclusive of shares of Common Stock then issuable upon conversion of convertible shares, including the Shares) multiplied by (ii) the number of New Securities GSPAC proposes to sell or issue.

(b) Definition of New Securities. “New Securities” shall mean any Common Stock or other equity securities of GSPAC whether now authorized or not, any rights, options or warrants to purchase Common Stock or other equity securities and any indebtedness or preferred stock of GSPAC which is convertible into Common Stock or other equity securities (or which is convertible into a security which is, in turn, convertible into Common Stock or other equity securities); provided, that the term “New Securities” does not include (i) indebtedness of GSPAC which is not by its terms convertible into Common Stock; (ii) Common Stock issued as a stock dividend to all holders of Common Stock pro rata or upon any subdivision or combination of shares of Common Stock; (iii) Common Stock issued to any employee or director and approved by the Board of Directors and any employee or director stock options approved by the Board of Directors; (iv) Common Stock issued in exchange for the cancellation or retirement of any debt securities of GSPAC or in connection with any restructuring or other financial workout of GSPAC; (v) Common Stock or warrants to purchase Common Stock issued to non-Affiliates of GSPAC as part of a bona fide debt offering of units comprised of such Common Stock or warrants and a debt security of GSPAC; (vi) Common Stock issued for the acquisition of another corporation or other entity by GSPAC by stock purchase, merger, purchase of substantially all assets or other reorganization; (vii) the issuance of Common Stock upon the exercise or conversion of any rights, options or warrants to purchase Common Stock; (viii) Common Stock issuable in a public offering; and (ix) Common Stock issued in respect of services provided (other than as an employee) to GSPAC or its subsidiaries and approved by the Board of Directors; and provided, further, that if any “New Securities” include Common Stock and other equity securities coupled as a package, “New Securities” shall mean the package of securities and not each class of securities individually.

(c) Notice from GSPAC. In the event GSPAC proposes to issue New Securities, GSPAC shall give each Investor written notice of such proposal, describing the type of New Securities and the price and the terms upon which GSPAC proposes to issue the same. For a period of fifteen (15) business days following the delivery of such notice by GSPAC, GSPAC shall be deemed to have irrevocably offered to sell to each Investor such Investor’s pro rata share of such New Securities for the price and upon the terms specified in the notice. Each Investor may exercise such Investor’s rights of participation hereunder by giving written notice to GSPAC and stating therein the quantity of New Securities to be purchased. Each such Investor shall also be entitled to indicate a desire to purchase all or a portion of any New Securities remaining after such pro rata allocation. If, as a result of such oversubscription right, such oversubscriptions exceed the total number of New Securities available in respect of such oversubscription right, the oversubscribing Investors shall be cut back with respect to their oversubscriptions on a pro rata basis or as they may otherwise agree among themselves.

(d) Sale by GSPAC. In the event that the Investors who have a right of participation under this Section 8.4 fail to commit to purchase all of such New Securities within said ten (10) business day period, GSPAC shall have ninety (90) days thereafter to sell the New Securities with respect to which the right of participation was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in GSPAC’s notice given pursuant to Section 8.4(c).

(e) Closing. The closing for any such issuance shall take place as proposed by GSPAC with respect to the New Securities to be issued, at which closing GSPAC shall deliver certificates for the New Securities in the respective names of the purchasing Stockholders against receipt of payment therefor.

(f) Post-Issuance Right. Notwithstanding the requirements of subparagraph (a) of this Section 8.4, GSPAC may proceed with any issuance of New Securities prior to having complied with the provisions of subparagraph (a); provided, that GSPAC shall:

(i)  provide to each Investor  (i) with prompt notice of such issuance and (ii) the notice described in subparagraph (a) in which the actual price of the New Securities shall be set forth;

(ii)  offer to issue to each Investor such number of New Securities as may be requested by such Investor (not to exceed the pro rata number of New Securities that such Investor would have been entitled to purchase pursuant to subparagraph (a) as adjusted to give effect to the number of New Securities being sold in accordance with this subparagraph (f)), on the same economic terms and conditions with respect to such New Securities as the purchasers of such New Securities have paid; and

(iii)  keep such offer open for a period of ten (10) Business Days, during which period, each such Investor may accept such offer by sending a written acceptance to GSPAC committing to purchase an amount of such New Securities (not in any event to exceed the maximum number that such Investor would have been entitled to purchase pursuant to subparagraph (a) as adjusted to give effect to the number of New Securities being sold in accordance with this subparagraph (f)

8.5 Warrant Substitution. For every two Shares that an Investor purchases, such Investor shall have the right for a period of 90 days from the date of such Investor’s purchase of Shares to tender to GSPAC one outstanding Class W or Class Z warrant of GSPAC and receive in exchange and substitution therefore a newly authorized Class Y warrant which Class Y warrant shall possess the same terms as a Class W or Class Z warrant and be issued under a Warrant Agreement and form of Warrant Certificate similar to a Class W or Class Z warrant except, however, the exercise price shall be $1.50 per share, the term shall expire on May 31, 2013 and the sales price per share of GSPAC common stock for purposes of allowing for the redemption of such Class Y warrants shall be $2.50 per share.

9.  Survival and Indemnification.

9.1  Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement.

9.2  Indemnification. GSPAC agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing, defending or otherwise directly involving any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of GSPAC or SouthPeak, respectively, under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

9.3  Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 9.2, such Indemnified Person shall promptly notify GSPAC) in writing and GSPAC shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify GSPAC shall not relieve GSPAC of its obligations hereunder except to the extent that GSPAC is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) GSPAC and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. GSPAC shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, GSPAC shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, GSPAC shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

10.  Miscellaneous.

10.1  Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the other parties to this Agreement, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Shares in a transaction complying with applicable securities laws without the prior written consent of the other parties hereto. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

10.2  Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

10.3  Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.4  Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to GSPAC:

3130 Fairview Park Drive
Suite 500
Falls Church, Virginia 22042
Telephone: (703) 286 - 3776
Facsimile:
Attn: Abhishek Jain

With a copy to:

Miller & Martin PLLC
1170 Peachtree Street, NE
Suite 800
Atlanta, Georgia 30309-7706
Telephone:
Facsimile: (404) 962-6300
Attn: Joseph R. Delgado, Jr.

If to SouthPeak:

2900 Polo Parkway
Suite 200
Midlothian, Virginia 23113
Telephone: (804) 378-5100
Facsimile:
Attn: Terry Phillips

With a copy to:

Greenberg Traurig, LLP
1750 Tysons Boulevard, Suite 1200
McLean, Virginia 22102
Telephone: (703) 749-1352
Facsimile: (703) 714-8359
Attn: Mark Wishner

If to the Investors:

to the addresses set forth on the signature pages hereto.

With a copy to:

Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, NY 10022
Telephone: (212) 451-2300
Facsimile: (212) 451-2222
Attn: Steve Wolosky

10.5  Expenses. The parties hereto shall pay their own costs and expenses in connection herewith. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall pay the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

10.6  Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of all parties to the Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Shares purchased under this Agreement at the time outstanding, each future holder of all such Shares, GSPAC and SouthPeak.

10.7  Publicity. No public release or announcement concerning the transactions contemplated hereby shall be issued by the Investors without the prior consent of GSPAC (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law. Prior to the fifth the trading day immediately following the initial Closing Date, GSPAC shall issue a press release disclosing the consummation of the transactions contemplated by this Agreement. No later than the fourth trading day following the Closing Date, GSPAC will file a Current Report on Form 8-K attaching the press release described in the foregoing sentence as well as copies of the Transaction Documents. In addition, GSPAC will make such other filings and notices in the manner and time required by the SEC. No press release issued by GSPAC shall reference any Investor without such Investor’s consent, which consent shall not be unreasonably withheld.

10.8  Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

10.9  Entire Agreement. This Agreement, including the Exhibits and the Disclosure Schedule, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

10.10  Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

10.11  Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

10.12  Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Shares pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. GSPAC acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

GSPAC:	GLOBAL SERVICES PARTNERS ACQUISITION CORP.

	By:	/s/ Melanie Mroz
Name: Melanie Mroz
Title: President and Chief Executive Officer

SOUTHPEAK:	SOUTHPEAK INTERACTIVE L.L.C.

	By:	/s/ Terry M. Phillips
Name: Terry M. Phillips
Title: Managing Member

INVESTORS:	Entity Name: __________________________________________

By: ______________________________________

Name: ___________________________________

Title: ____________________________________

Address:
_________________________________________

_________________________________________

_________________________________________

_________________________________________

Facsimile: ________________________________

Attn: ____________________________________

Tax ID No.: _______________________________

Total Purchase Price: _______________________

[Signature Page to Purchase Agreement]